Exhibit 99.3
                                                                    ------------

                               Nos. 02-5132, -5137

             UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT

                          -----------------------------

                         BANK UNITED, BANK UNITED CORP.,
                           AND HYPERION PARTNERS L.P.,

                                       Plaintiffs-Appellants,

                                       v.

                                 UNITED STATES,

                                       Defendant-Cross Appellant.

                          -----------------------------

             Appeals from the United States Court of Federal Claims
                                  in 95-CV-473,
              Judge James T. Turner and Senior Judge Loren A. Smith

                        --------------------------------
                       PLAINTIFFS-APPELLANTS' RESPONSE TO
                     DEFENDANT-CROSS APPELLANT'S MOTION FOR
                     REISSUANCE OF A NONPRECEDENTIAL OPINION
                    AS A PRECEDENTIAL DISPOSITION AND MOTION
                        FOR RELIEF FROM THE NOTIFICATION
                    REQUIREMENT OF THIS COURT'S RULE 47.6(c)
                       ---------------------------------




         Plaintiffs-Appellants ("Plaintiffs") respond as follows to the government's Motion for Reissuance of a Nonprecedential Opinion as a Precedential Disposition and Motion for Relief from the Notification Requirement of this Court's Rule 47.6(c), which were filed on November 21, 2003 ("US Motions").

       1. Plaintiffs agree that the damages issues presented in this case are worthy of a full precedential opinion. Specifically, Plaintiffs agree that "many of the issues addressed by the Court's opinion affect most, if not all, of the pending Winstar-related cases." US Motions at 4. Moreover, Plaintiffs agree that this is a case of first impression in this Court on the "basic principles" to be applied to "a claim

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               for a return of plaintiffs' invested capital and to a claim for a foregone return upon that capital" where the capital was infused by a party to a breached contract in order to mitigate the breach. Id. at 3-4. The parties thus agree that this appeal does not turn solely on "subjects that have been thoroughly irrigated." Symbol Technologies, Inc. v. Lemelson Medical, 277 F.3d 1361, 1368 (Fed. Cir. 2002).

       2.      Plaintiffs nonetheless oppose reissuance of the Court's
               September 22, 2003 opinion as a precedential disposition. For the reasons stated in Appellants' Petition for Panel Rehearing and For Rehearing En Banc, filed November 5, 2003 ("Petn. Reh."), Plaintiffs believe that the opinion contains errors that should be corrected before a precedential disposition of this case is issued.

       3. Plaintiffs disagree with a number of the government's observations about the Court's September 22 opinion. This response will be limited to the following three points.

       First, the government asserts that this Court

               affirmed the trial court's mitigation ruling, which was based upon expert testimony, that "because the value of the cash proceeds of a capital offering equal the expected expense of future dividends, the true costs of such a transaction are limited to floatation costs." Slip op. 16.

US Motions at 3. The truth is that no such "ruling" by the trial court exists. See Petn. Reh. at 12-13. The trial court never adopted the rationale expressed at page 16 of the Court's opinion as a reason to limit Plaintiffs' recovery to transaction (or "floatation") costs. Moreover, because such a ruling does not exist, it is a further invention to assert (1) that the non-existent ruling was "based upon expert testimony" and (2) that the Court's September 22 opinion thus "will help resolve any doubt regarding the testimonial and evidentiary foundation necessary to support such a finding." US Motions at 3. The government's baseless statements demonstrate the harm to


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this Court's Winstar jurisprudence that would occur if the Court's September 22 opinion is made precedential: The government will use the opinion to argue that this Court's decision in California Federal Bank, FSB v. United States, 245 F.3d 1342, 1350 (Fed. Cir. 2001) ("CalFed"), controls over the Court's later contrary legal holding in LaSalle Talman Bank F.S.B. v. United States, 317 F.3d 1363, 1374-75 (Fed. Cir. 2003) ("LaSalle"), even in the absence of the type of explicit factual finding upheld as not clearly erroneous in CalFed. The Court's September 22 opinion should not be reissued as precedential because the opinion ignores, and is inconsistent with, this Court's correct decision in LaSalle. See Petn. Reh. at 2, 11-13.

         Second, with respect to Plaintiffs' claim for foregone returns on capital infused in order to mitigate the breach, the government suggests that the September 22 opinion requires Winstar plaintiffs to prove that "alternative investments existed" and that "plaintiffs were somehow precluded from pursuing such alternative investments." US Motions at 3. The opinion does not state any such requirements. If the government is suggesting that the need to infuse $35,338,988 in equity capital into Bank United to mitigate the government's breach did not "preclude" Plaintiffs from investing that $35,338,988 elsewhere, the suggestion makes no sense. Moreover, such a suggestion would be contrary to the trial testimony of the government's own expert. A1003625-27 (Fischel).(3) In any event, Plaintiffs respectfully submit that the September 22 opinion does not correctly decide the foregone returns issue, see Petn. Reh. 1-2, 6-8, and should not be reissued as precedential.

--------------
(3) Q. Do you agree also that capital calls from Hyperion Partners entail a cost in terms of an expected rate of return on the capital?
         A. Yes. I think the general point is that investors will only be willing to make an investment if they have an expectation of getting a rate of return as a result, and somebody has to pay that rate of return.
         Q. And the expectation in that context is driven by what is called the opportunity cost of capital; is that correct?
         A. Yes.
         Q. And the opportunity cost of capital is what can be earned competitively on the next best investment of equal risk; is that correct?
         A. Right. It has to be at least that good.
         Q. It has to be at least that good. Otherwise -

         Third, the September 22 opinion's discussion of the requisite connection between a breach and a transaction mitigating the breach does not address "causal" principles generally (see US Motions at 4) and fails to apply this Court's directly-on-point opinion in LaSalle. See Petn. Reh. at 13-15.

       4. The government asks for permission not to notify the numerous parties in cases "that would be determined or affected by reissuance [of the opinion] as precedential," as required by Federal Circuit Rule 47.6(c). US Motions at 4. The government refers to the Plaintiffs' Coordinating Committee as an excuse for not notifying the parties in the many pending Winstar cases that, the government concedes, will be affected by making the September 22 opinion precedential. Id. However, to Plaintiffs' knowledge, the government has not notified the Plaintiffs' Coordinating Committee of its motions in this case. Counsel for Plaintiffs in this case are not members of the Plaintiffs' Coordinating Committee.

         Plaintiffs' Certificate of Interest is attached.


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         A. They take the next best alternative.

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                                                     Respectfully submitted,



                                                     ---------------------------
OF COUNSEL                                           Walter B. Stuart
John D. Taurman                                      VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.                               1001 Fannin, Suite 2300
1455 Pennsylvania Avenue, N.W.                       Houston, Texas  77002
Suite 600                                            (713) 758-1086
Washington, DC  20004
(202) 639-6650                                       COUNSEL OF RECORD
                                                     FOR APPELLANTS
David T. Hedges, Jr.
Michael C. Holmes
VINSON & ELKINS L.L.P.
1001 Fannin, Suite 2300
Houston, Texas  77002-6760
(713) 758-2676

December 1, 2003


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                             CERTIFICATE OF INTEREST

         1. The full name of every party or amicus represented by counsel for Appellants is: Bank United, Bank United Corp., and Hyperion Partners L.P.

         2. The name of the real party in interest (if the party named in the caption is not the real party in interest) represented by counsel for Appellants is: Washington Mutual, Inc. is a real party in interest. Hyperion Ventures L.P., the general partner of Hyperion Partners L.P., may be considered a real party in interest. Publicly-held companies that are limited partners of, or affiliates of limited partners of, Hyperion Partners L.P. and therefore may be considered real parties in interest are AXA Group, Prudential Financial Inc., American International Group, Inc., and Masco Corp. In addition, the Bank United Corp. Litigation Contingent Payment Rights Trust may also be considered a real party in interest.

         3. All parent corporations and publicly-held companies that own 10 percent or more of the stock of the party or amicus curiae represented by counsel for Appellants are: Bank United and Bank United Corp. are part of Washington Mutual, Inc. Limited partners who contributed ten percent or more of the capital commitments to Hyperion Partners L.P. and are publicly-held companies are Prudential Financial Inc. and American International Group.

         4. The names of all law firms and partners or associates that appeared for the party or amicus now represented by counsel for Appellants in the trial court or are expected to appear in this court are:

         a. Appearing in the trial court and expected to appear on appeal:

                  Vinson & Elkins L.L.P.
                         Walter B. Stuart IV
                         John D. Taurman
                         David T. Hedges, Jr.
                         Michael C. Holmes

         b. Appearing in the trial court only:

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                  Vinson & Elkins L.L.P.
                         Ky P. Ewing, Jr.
                         Alden L. Atkins
                         Karen B. Jewell
                         James A. Reeder, Jr.
                         Tegan M. Flynn
                         Joseph E. Hunsader
                         Fred I. Williams

                  Professor E. Allan Farnsworth,
                  Columbia Law School.


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                             CERTIFICATE OF SERVICE
                             ----------------------

         I hereby certify that on this __ day of December 2003, I caused a copy of Plaintiffs-Appellants' Response To Defendant-Cross Appellant's Motion For Reissuance Of A Nonprecedential Opinion As A Precedential Disposition And Motion For Relief From The Notification Requirement Of This Court's Rule 47.6(c) to be served by mail upon:

         David M. Cohen, Esq.
         Jeanne E. Davidson, Esq.
         John J. Hoffman, Esq.
         Commercial Litigation Branch
         Civil Division
         Department of Justice
         Attn:  Classification Unit, 8th Floor
         1100 L Street, N.W.
         Washington, D.C.  20530


                                                     ---------------------------
                                                     John D. Taurman